Investor Contact:
Shannon Pleasant
Intersil Corporation
(512) 382-8444
spleasant@intersil.com

Intersil Corporation Reports Third Quarter Results

Delivers Another Meaningful Gross Margin Improvement

Milpitas, CA, Oct. 29, 2014 – Intersil Corporation (NASDAQ:ISIL), a leading provider of innovative power management and precision analog solutions, today announced financial results for the third quarter ended October 3, 2014. Revenue of $143.6 million was lower than expected, reflecting weaker end market demand at the end of the quarter. Earnings per share results were within expectations as continued improvement in gross margin and lower operating expenses supported profitability.

Company Highlights

•	Both GAAP and non-GAAP gross margin improved for the sixth consecutive quarter to 58.4% and 58.6% respectively
•	Operating margin increased again to a recent record of 15.2% on a GAAP basis and 22.1% on a non-GAAP basis
•	Earnings per diluted share were within expectations and flat sequentially at $0.10 on a GAAP basis and $0.19 on a non-GAAP basis
•	Cash and investment balances increased to $211 million

Revenue for the third quarter of $143.6 million decreased 3% sequentially due primarily to weaker than anticipated demand in consumer and industrial and infrastructure markets. Up 4% year over year, Intersil’s industrial and infrastructure revenue decreased broadly sequentially across most end markets. Consumer revenue was down 8% sequentially reflecting the continued transition from non-strategic to new product revenue. Computing demand was strong, but excess inventory at distributors will contribute to steep declines in the fourth quarter.  The breakdown by end market was as follows:

End Market	Q3 2014		Q2 2014		Q3 2013
	Revenue $M	Revenue %	Revenue $M	Revenue %	Revenue $M	Revenue %
Industrial & Infrastructure	91.1	63%	94.8	64%	87.8	58%
Computing	31.4	22%	30.0	20%	28.2	18%
Consumer	21.1	15%	23.0	16%	36.6	24%
Total Revenue	$143.6		$147.8		$152.6

Financial Results

The Company’s solid operating results despite lower revenue reflected the improved health of the business. In the third quarter, GAAP operating expenses decreased by 5% sequentially to $62.0 million. GAAP gross margin increased to 58.4%. Operating income improved to $21.9 million, or 15.2% of revenue compared to 3.3% in Q3 2013. GAAP net income for the quarter increased to $13.9 million or $0.10 per diluted share, compared to a loss in the same period last year.

The non-GAAP results also showed meaningful improvement. Non-GAAP gross margin improved to 58.6% in the third quarter. Third quarter non-GAAP operating expenses declined to $52.3 million, down 4% sequentially and year over year. Third quarter non-GAAP operating income increased sequentially to $31.8 million, resulting in non-GAAP operating margin of 22.1%. Third quarter non-GAAP net income of $25.5 million resulted in non-GAAP earnings per diluted share of $0.19. For a complete reconciliation of GAAP and non-GAAP results, please see the “Non-GAAP Results” tables included at the end of this release.

Cash flow from operating activities was $24.0 million, contributing to a sequential increase in cash and short-term investments to $211 million. Intersil’s board of directors authorized payment of a quarterly dividend of $0.12 per share of common stock. The payment of this dividend will be made on November 29, 2014, to shareholders of record as of the close of business on November 18, 2014.

“We are staying focused on the things we can control,” said Necip Sayiner, president and CEO of Intersil. “We’re operating our business to protect profitability, we’re continuing to introduce new products and we’re securing the design wins that we believe will allow us to grow and drive earnings higher in 2015.”

Fourth Quarter 2014 Outlook

The following forward looking guidance is for the fourth quarter ending January 2, 2015, based on current business trends and conditions:

	GAAP	Reconciling items	Non-GAAP
Revenue	$125 to $132 million		$125 to $132 million
Gross margin	Up 50 bps		Up 50 bps
Operating expenses	Down $1 million	$4.5 million equity-based compensation $5.6 million amortization of purchased intangibles	Down $1 million
Earnings per share(diluted)	$0.06 to $0.08		$0.13 to $0.15

Earnings Call Webcast

Intersil will be hosting a webcast to discuss the quarterly results and outlook today at 1:45 p.m. Pacific Time. To access the conference call, please visit the company’s investor relations website at ir.intersil.com. Participants can also dial (866) 277-1184 or +1 (617) 597-5360 and enter the pass code 42634846. A replay of the webcast will be available for two weeks following the conference call on the company website, or may be accessed by dialing (888) 286-8010, international dial +1 (617) 801-6888, using the pass code 34839042.

About Intersil

Intersil Corporation is a leading provider of innovative power management and precision analog solutions. The Company's products form the building blocks of increasingly intelligent, mobile and power hungry electronics, enabling advances in power management to improve efficiency and extend battery life. With a deep portfolio of intellectual property and a rich history of design and process innovation, Intersil is the trusted partner to leading companies in some of the world’s largest markets, including industrial and infrastructure, mobile computing, automotive and aerospace. For more information about Intersil, visit our website at www.intersil.com.

FORWARD-LOOKING STATEMENTS

Intersil Corporation press releases and other related comments may contain forward-looking statements as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, in connection with the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based upon Intersil’s management's current expectations, estimates, beliefs, assumptions and projections about Intersil's business and industry. Words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “potential,” “continue,” “goals,” “targets” and variations of these words (or negatives of these words) or similar expressions, are intended to identify forward-looking statements. In addition, any statements that refer to projections or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various risk factors. Intersil does not adopt and is not responsible for any forward-looking statements and projections made by others in this press release. Intersil's Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K and other Intersil filings with the U.S. Securities and Exchange Commission (which you may obtain for free at the SEC's web site at http://www.sec.gov) discuss some of the important risk factors that may affect our business, results of operations and financial condition. These forward-looking statements are made only as of the date of this communication and Intersil undertakes no obligation to update or revise these forward-looking statements.

Non-GAAP Reporting

To supplement its consolidated financial results presented in accordance with GAAP, Intersil uses non-GAAP financial measures which are adjusted from the most directly comparable GAAP financial measures to exclude certain items, as described in detail below. Management believes that these non-GAAP financial measures reflect an additional and useful way of viewing aspects of the Company’s operations that, when viewed in conjunction with Intersil’s GAAP results, provide a more comprehensive understanding of the various factors and trends affecting the Company’s business and operations. It should also be noted that Intersil’s non-GAAP information may be different from the non-GAAP information provided by other companies. Non-GAAP financial measures used by Intersil include:

•Gross profit

•Operating expenses

•Provision (benefit) for income taxes

•Operating income (loss)

•Net income (loss)

•Diluted net income (loss) per share

•Weighted average shares outstanding – diluted

The Company presents non-GAAP financial measures because the investor community uses non-GAAP results in its analysis and comparison of historical results and projections of the Company's future operating results. These non-GAAP results exclude acquisition related expense, restructuring and related costs, equity-based compensation expense, and certain other expenses and benefits. Management uses these non-GAAP measures to manage and assess the profitability of the business. These non-GAAP results are also consistent with the way management internally analyzes Intersil’s financial results.

There are limitations in using non-GAAP financial measures because they are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP financial measures.  The non-GAAP financial measures supplement, and should be viewed in conjunction with, GAAP financial measures. Investors should review the reconciliations of the non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in the accompanying press release.

As presented in the “Non-GAAP Results” tables in the accompanying press release, each of the non-GAAP financial measures excludes one or more of the following items:

Acquisition related.  Acquisition-related charges are not factored into management’s evaluation of potential acquisitions or Intersil’s performance after completion of acquisitions, because they are not related to the Company’s core operating performance. Adjustments of these items provide investors with a basis to compare Intersil’s performance to other companies without the variability caused by purchase accounting. Acquisition-related expenses primarily include:

•	Amortization of acquisition related intangibles, which include acquired intangibles such as purchased technology, patents, customer relationships, trademarks, backlog and non-compete agreements.

Restructuring and related costs. Restructuring charges primarily relate to changes in Intersil’s infrastructure in efforts to reduce costs and rebalance its workforce. Restructuring charges (gains) are excluded from non-GAAP financial measures because they are not considered core operating activities. Although Intersil has engaged in various restructuring activities in the past, each has been a discrete event based on a unique set of business objectives. As such, management believes that it is appropriate to exclude restructuring charges (gains) from Intersil’s non-GAAP financial measures as it enhances the ability of investors to compare the Company’s period-over-period operating results from continuing operations. Restructuring-related charges (gains) primarily include:

•	Severance and retention costs directly related to a restructuring action.
•	Facility closure costs consist of ongoing costs associated with the exit of our leased and owned facilities.
•	Other write-offs such as intangibles related to a restructuring action.

Other adjustments. These items are excluded from non-GAAP financial measures because they are not related to the core operating activities and on-going future operating performance of Intersil. Excluding this data allows investors to better compare Intersil’s period-over-period performance without such expense, which Intersil believes may be useful to the investor community. Other adjustments primarily include:

•	Equity-based compensation expense.
•	Legal or governmental judgments, awards, fines or penalties
•	Income from IP agreements
•	Writeoffs (recoveries) related to Auction Rate Securities.
•	Tax effects of non-GAAP adjustments.
•

Diluted weighted average shares non-GAAP adjustment.  For purposes of calculating non-GAAP diluted earnings per share, the GAAP diluted weighted average shares outstanding is adjusted to exclude the benefits of equity-based compensation expense attributable to future services not yet recognized in the financial statements that are treated as proceeds assumed to be used to repurchase shares under the GAAP treasury stock method.

Comparability. The above criteria has been consistently applied when calculating the non-GAAP financial measures for all periods presented in this press release and accompanying tables. During the second quarter of fiscal 2013 we revised our non-GAAP financial information to reduce the types of items excluded from our non-GAAP presentation in an effort to increase comparability of our results with published earnings estimates widely available on the Internet.  In the past we excluded other items such as the compensation expense(benefit) associated with our non-qualified deferred compensation plan, CEO severance costs, loss on interest-rate swaps, and related tax effects of these items, from our non-GAAP financial information. As a result, a non-GAAP financial measure presented in the accompanying press release tables may be different from that presented in a prior press release.

Intersil Corporation
Condensed Consolidated Statements of Operations
Unaudited
(In thousands, except percentages and per share amounts)

	Quarter Ended
	Oct. 3,	Jul. 4,	Oct. 4,
	2014	2014	2013
	Q3 2014	Q2 2014	Q3 2013

Revenue	$ 143,612	$ 147,761	$ 152,644
Cost of revenue	59,763	61,953	68,008
Gross profit	83,849	85,808	84,636
Gross margin %	58.4%	58.1%	55.4%
Expenses:
Research and development	31,194	32,491	31,311
Selling, general and administrative	25,243	27,076	27,083
Amortization of purchased intangibles	5,561	5,560	6,080
Provision for export compliance settlement	-	-	6,000
Restructuring and related costs	-	-	9,067
Total expenses	61,998	65,127	79,541
Operating income	21,851	20,681	5,095
Interest expense, fees and other expenses	(554)	(384)	(429)
(Loss) / gain on investments	(148)	495	893
Income before income taxes	21,149	20,792	5,559
Income tax expense	7,262	7,146	13,737
Net income	$ 13,887	$ 13,646	$ (8,178)

Earnings per share:
Basic	$ 0.11	$ 0.11	$ (0.06)
Diluted	$ 0.10	$ 0.10	$ (0.06)

Weighted average shares outstanding:
Basic	129,620	129,020	127,339
Diluted	132,626	132,214	127,339

Intersil Corporation
Condensed Consolidated Balance Sheets
Unaudited
(in thousands)

	Oct. 3,	Jul. 4,	Jan. 3,
	2014	2014	2014
Assets
Current assets:
Cash and short-term investments	$ 210,582	$ 201,241	$ 194,787
Trade receivables, net	58,680	59,121	49,466
Inventories	67,651	65,077	62,408
Prepaid expenses and other current assets	9,945	9,966	9,752
Income taxes receivable	1,450	2,839	1,091
Deferred income tax assets	14,337	15,590	22,328
Total current assets	362,645	353,834	339,832
Non-current assets:
Property, plant and equipment, net	73,755	75,798	81,867
Purchased intangibles, net	39,959	45,520	56,641
Goodwill	565,424	565,424	565,424
Deferred income tax assets	53,455	55,186	73,008
Other non-current assets	71,720	73,144	74,624
Total non-current assets	804,313	815,072	851,564
Total assets	$ 1,166,958	$ 1,168,906	$ 1,191,396

Liabilities and shareholders' equity
Current liabilities:
Trade payables	$ 26,809	$ 28,330	$ 26,248
Deferred income	10,821	10,965	11,936
Income taxes payable	6,105	8,370	14,588
Other accrued expenses	66,151	70,166	77,117
Total current liabilities	109,886	117,831	129,889
Non-current liabilities:
Income taxes payable	72,887	72,367	90,102
Other non-current liabilities	8,991	10,528	13,603
Total non-current liabilities	81,878	82,895	103,705
Total shareholders' equity	975,194	968,180	957,802
Total liabilities and shareholders' equity	$ 1,166,958	$ 1,168,906	$ 1,191,396

Intersil Corporation
Condensed Consolidated Statements of Cash Flows
Unaudited
(In thousands)

	Quarter Ended
	Oct. 3,	Jul. 4,	Oct. 4,
	2014	2014	2013
	Q3 2014	Q2 2014	Q3 2013
Operating activities:
Net income	$ 13,887	$ 13,646	$ (8,178)
Depreciation	4,898	4,785	4,380
Amortization of purchased intangibles	5,561	5,560	6,080
Equity-based compensation	4,385	5,585	4,287
Non-cash portion of restructuring charges	-	-	1,012
Other	(195)	(55)	(220)
Deferred income taxes	2,985	1,575	12,028
Net changes in operating assets and liabilities	(7,505)	(17,891)	185
Net cash flows from operating activities	24,016	13,205	19,574

Investing activities:
Proceeds from investments	192	-	2,991
Net capital expenditures	(3,150)	(2,066)	(3,461)
Net cash flows from investing activities	(2,958)	(2,066)	(470)

Financing activities:
Proceeds from equity-based awards, net	5,700	8,957	3,260
Dividends paid	(15,634)	(16,220)	(15,339)
Net cash flows from financing activities	(9,934)	(7,263)	(12,079)

Effect of exchange rates on cash and cash equivalents	(1,783)	29	859

Net change in cash and cash equivalents	9,341	3,905	7,884

Cash and cash equivalents as of the beginning of the period	201,241	197,336	158,916

Cash and cash equivalents as of the end of the period	$ 210,582	$ 201,241	$ 166,800

Intersil Corporation
Non-GAAP Results
Unaudited
(In thousands, except percentages)

	Quarter Ended
	Oct. 3,	Jul. 4,	Oct. 4,
	2014	2014	2013
	Q3 2014	Q2 2014	Q3 2013

Non-GAAP gross profit:
GAAP gross profit	$ 83,849	$ 85,808	$ 84,636
Equity-based compensation COS	294	394	324
Non-GAAP gross profit	$ 84,143	$ 86,202	$ 84,960

Non-GAAP gross margin:
GAAP gross margin	58.4%	58.1%	55.4%
Equity-based compensation COS	0.2%	0.2%	0.3%
Non-GAAP gross margin	58.6%	58.3%	55.7%

Non-GAAP operating expenses:
GAAP operating expenses	$ 61,998	$ 65,127	$ 79,541
Income tax expense	-	-	(9,067)
(Loss) / gain on investments	-	-	(6,000)
Income before income taxes	-	-	-
Equity-based compensation (excl. COS)	(4,091)	(5,191)	(3,963)
Interest expense, fees and other expenses	(5,561)	(5,560)	(6,080)
Non-GAAP operating expenses	$ 52,346	$ 54,376	$ 54,431

Non-GAAP operating income:
GAAP operating income	$ 21,851	$ 20,681	$ 5,095
Income tax expense	-	-	9,067
(Loss) / gain on investments	-	-	6,000
Net capital expenditures	4,385	5,585	4,287
Interest expense, fees and other expenses	5,561	5,560	6,080
Non-GAAP operating income	$ 31,797	$ 31,826	$ 30,529

Non-GAAP operating margin:
GAAP operating margin	15.2%	14.0%	3.3%
Excluded items as a percent of revenue	6.9%	7.5%	16.7%
Non-GAAP operating margin	22.1%	21.5%	20.0%

Intersil Corporation
Non-GAAP Results
Unaudited
(In thousands, except per share amounts)

	Quarter Ended
	Oct. 3,	Jul. 4,	Oct. 4,
	2014	2014	2013
	Q3 2014	Q2 2014	Q3 2013

Non-GAAP net income:
GAAP net income	$ 13,887	$ 13,646	$ (8,178)
Tax adjustments from non-cash and discrete items	1,821	1,232	8,816
Equity-based compensation	-	-	9,067
Total expenses	-	-	6,000
Gain on recovery from auction rate securities	(191)	-	(241)
Equity-based compensation	4,385	5,585	4,287
Non-GAAP operating margin:	5,561	5,560	6,080
Non-GAAP net income	$ 25,463	$ 26,023	$ 25,831

GAAP weighted average shares - diluted	132,626	132,214	127,339
Non-GAAP adjustment	4,409	3,527	3,267
Non-GAAP weighted average shares - diluted	137,035	135,741	130,606

Non-GAAP earnings per diluted share:
GAAP earnings per diluted share	$ 0.10	$ 0.10	$ (0.06)
Excluded items per share impact	0.09	0.09	0.26
Non-GAAP earnings per diluted share	$ 0.19	$ 0.19	$ 0.20

Equity-based compensation expense by classification:
Cost of revenue ("COS")	$ 294	$ 394	$ 324
Research and development	$ 1,967	$ 2,046	$ 1,691
Selling, general and administrative	$ 2,124	$ 3,145	$ 2,272